UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2012

GREAT WALL BUILDERS LTD.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation)

333-153182

(Commission File No.)

Via Kennedy 16/a Cap 40069, Bologna, Italy

(Address of principal executive offices and Zip Code)

43-1-230603635

(Registrant’s telephone number, including area code)

117 South US Highway, Vero Beach, FL 32962

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On June 28, 2012, the Company received notification that Anton & Chia, LLP (“Anton”), resigned as the Company’s independent auditor effective immediately. The report of Anton on the Company’s financial statements for the years ended June 30, 2010 and 2011, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern. The decision to change auditors was not approved by the Board of Directors.  However, the appointment of new accountants will be at the direction and with the approval of the Board of Directors.

Except as described herein, for the years ended June 30, 2010 and 2011, and the interim period from June 30, 2011 through June 28, 2012, there were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Anton’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report as described in Item 304(a)(1)(v) of Regulation S-K.  In conjunction with its notice of resignation.  The Company was informed that Anton had a disagreement regarding the 8-K filed by the Company on April 11, 2012.  Anton has not informed the Company as to the specific disagreements within the 8-K.   See, also, Item 4.02 below.  Anton informed the Company that it was also resigning due to the inability to discuss the new business direction with current management, and that it had not been able to review press releases prior to being issued.  The Company has authorized Anton to respond fully to the inquiries of any successor accountant concerning the subject matter of any such disagreement.

The Company has provided Anton with the disclosures it is making in this Item 4.01 no later than the day that the disclosures are filed with the Commission. The Company has requested Anton furnish it a letter addressed to the Commission stating whether it agrees with the above statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  The letter from Anton will be attached as exhibit 16.1 to an amended 8-K filing as soon as possible upon receipt, but no later than two business days following receipt thereof.

The Company has not appointed new auditors as of the date of this filing.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On June 28, 2012, the Company was informed by its former auditors, Anton, that the Company should not rely on the following previously filed financial statements:

•

Balance Sheets as of June 30, 2011, and the related Statements of Operations, Stockholder’s Deficit and Cash flows for the year then ended as filed with the SEC on November 14, 2011;

•

Interim statements for the periods ended September 30, 2011, and December 31, 2011, and March 31, 2012, as filed with the SEC on November 21 2011, February 17, 2012, and May 21, 2012, respectively.

Anton has informed the Company that it cannot rely upon the previously issued audit report filed as part of its Annual Report on Form 10-K, filed November 14, 2011.

Anton has been requested to inform management the reasons why the financial statements referenced above may not be relied upon.  Anton has informed the Company that those statements cannot be relied upon because their audit opinion for the year ending June 30, 2011, has been withdrawn.  Management is not aware of any misstatements on financial statements for those periods.  The Company is in the process of retaining new auditors, who will re-audit the fiscal year 2011, review the interim periods for the first three quarters of 2012 and audit the year-end period of June 30, 2012.

Management is providing a copy of the disclosures it is making in response to this Item 4.02 no later than the day of filing this Current Report on Form 8-K.  Management has requested Anton to furnish the Company as promptly as possible a letter addressed to the Commission stating whether Anton agrees with the statements made herein and, if not, stating the respects in which it does not agree.  The Company will file any such letter received by way of an amendment to this Current Report on Form 8-K no later than two business days after receipt of the letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of July, 2012.

GREAT WALL BUILDERS LTD.

BY:	/s/ Daniele Brazzi
Daniele Brazzi
President